Exhibit 10.2

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made as of December 30, 2004, by and among Helm Capital Group, Inc.., a Delaware corporation (“Helm”), Helm Pharmaceuticals, Inc., a Delaware corporation and a wholly-owned subsidiary of Helm (“Newco”) (Helm and Newco collectively the “Helm Group”), and GBS Labs, Inc., a New York corporation (the “Company”).

RECITALS

WHEREAS, the Boards of Directors of Helm, Newco and the Company have each duly approved and adopted this Agreement and Plan of Merger; and

WHEREAS, the Company and Newco have deemed it advisable and fair to, and in the best interests of, the common stockholders of each of the Company and Newco, and resolved to recommend approval to the common stockholders of each of the Company and Newco, of the merger of the Company with and into Newco in accordance with this Agreement; and

WHEREAS, it is the intent of both parties, the Helm Group and the Company, to effectuate a tax-free merger; and

WHEREAS, it is the intent of both parties, the Helm Group and the Company, to so report the transaction as a tax-free merger; and

WHEREAS, this Agreement contemplates a tax-free merger of the Company with and into Newco in a Merger pursuant to IRC §368 wherein the Company will receive preferred stock of Helm in exchange for the Company’s shareholders’ Shares in the Company (as defined below); and

WHEREAS, each of the parties, the Helm Group and the Company will use its best efforts to take all action and do all things necessary, proper and advisable under applicable law in order to consummate the transaction contemplated by this Agreement; and

WHEREAS, the parties hereto expect that the merger will further certain of their business objectives including, without limitation, the development of a distributorship for certain “over-the-counter” pharmaceutical products, including, without limitation, the raising of capital in connection therewith.

NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the representations, warranties, covenants, agreements, conditions and promises contained herein and therein, the parties hereby agree as follows:

AGREEMENT

The parties, intending to be legally bound, agree as follows:

1.             Definitions.

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

“Affiliate” - shall mean any affiliate, as defined in Rule 12b-2 under the Securities Exchange Act.

“Agreement” - as defined in the first paragraph of this Agreement.

“Certificate of Designation” means the Certificate of Designation, substantially in the form annexed hereto as Exhibit A, setting forth the rights, preferences and privileges of the Preferred Stock.

“Consent” - any approval, consent, ratification, waiver, or other authorization (including any governmental authorization).

“Constituent Corporations” – as defined in Section 2.1.

“Contract” - any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

“Conversion Shares” - those shares of Helm common stock into which the shares of Preferred Stock may be converted pursuant to the terms of the Preferred Stock.

“Encumbrance” - any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“Effective Date” – as defined in Section 2.2

“Glyco Contract” – that certain Binding Letter of Intent and Memorandum of Understanding, dated as of November 18, 2004, by and between GlycoBioSciences, Inc. and the Company.

“IRC” - the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

“IRS” - the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

“Knowledge” - an individual will be deemed to have “Knowledge” of a particular fact or other matter if:

(a)           such individual is actually aware of such fact or other matter; or

(b)           based on facts of which such individual is aware, a prudent individual in similar circumstances would have known of such fact or other matter.

A Person (other than an individual) will be deemed to have “Knowledge” of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had Knowledge of such fact or other matter.

“Legal Requirement” - any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

“Merger” – as defined in Section 2.1.

“Merger Filings” – as defined in Section 2.2.

“Newco” – as defined in the first paragraph of this Agreement.

“Order” - any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

“Organizational Documents” - (a) the articles or certificate of incorporation and the bylaws of a corporation; and (b) any amendment to any of the foregoing.

“Person” - any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or governmental body.

“Preferred Stock” – the series of preferred stock of Helm with the rights, preferences and privileges set forth in the Certificate of Designation.

“Proceeding” - any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

“Representative” - with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

“SEC” – the United States Securities and Exchange Commission.

“Securities Act” - the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

“Securities Exchange Act” - the Securities Exchange Act of 1934, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

“Shares” - as defined in Section 2.7(a).

“Subsidiary” - with respect to any Person (the “Owner”), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation’s or other Person’s board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, “Subsidiary” means a Subsidiary of the Company.

“Straddle Period” - means any taxable period which includes but does not end on the Effective Date.  In the case of any Straddle Period, Taxes of the Company for the portion of any Straddle Period ending on and including the Effective Date shall be computed as if such taxable period ended as of the close of business on the Effective Date.

“Surviving Corporation” – as defined in Section 2.1.

“Tax” or “Taxes” - all federal, state, local and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, payroll, withholding or other taxes, fees, assessments or similar charges imposed by any Governmental Body, together with any interest and penalties thereon.

“Tax-Free Merger” – as defined in Section 2.10(a).

“Tax Return” - any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any governmental body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Threatened” - a claim, Proceeding, dispute, action, or other matter will be deemed to have been “Threatened” if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

2.             Merger.

2.1           The Merger.  At the Effective Date, the Company shall be merged with and into Newco (the “Merger”) and the separate existence of the Company shall thereupon cease.  After the Effective Date, Newco shall be, and is sometimes herein referred to as, the “Surviving Corporation.” Newco and the Company are sometimes referred to as the “Constituent Corporations.”

2.2           The Effective Date of Merger.  As soon as practicable after the satisfaction or waiver of the conditions hereinafter set forth, the parties shall execute, deliver and file with the New York Department of State and Delaware Secretary of State, Certificates of Merger, in the forms annexed hereto as Exhibits B and C, respectively, and such other documents as required to effect the Merger under the New York Business Corporation Law and the Delaware General

Corporation Law (collectively, the “Merger Filings”).  The Merger shall become effective upon effecting the Merger Filings (the “Effective Date”).

2.3           Effect of Merger.  At the Effective Date, the separate existence of the Company shall cease and the Company shall be merged with and into Newco and Newco shall continue as the Surviving Corporation.  The Surviving Corporation shall possess all of the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations and the Merger shall have such other effects as provided by the New York Business Corporation Law and the Delaware General Corporation Law.

2.4           Certificate and By-Laws of Surviving Corporation.  Each of the Organizational Documents of Newco shall be the Organizational Documents of the Surviving Corporation.

2.5           Taking of Necessary Action.  Prior to the Effective Date, the parties hereto shall do or cause to be done all such acts and things as may be necessary or appropriate in order to effectuate the Merger as expeditiously as reasonably practicable, in accordance with this Agreement and the New York Business Corporation Law and the Delaware General Corporation Law.  In case at any time after the Effective Date, any further action is necessary or desirable to carry out the purpose of this Agreement and to vest in the Surviving Corporation full title to all assets, privileges, rights and entitlements (as well as the obligations and duties) of either Constituent Corporations, the officers and directors of such corporations shall take all such lawful and necessary action.

2.6           Officers and Directors.  The officers and directors of the Surviving Corporation at the Effective Date shall be the officers and directors of the Surviving Corporation, and shall hold office from the Effective Date until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and by-laws of the Surviving Corporation, or as otherwise provided by law.

2.7           Merger Consideration; Conversion of Shares.

(a)           Upon effectiveness of the Merger, each share of common stock, par value $.01 per share, of the Company’s common stock issued and outstanding immediately prior to the Merger (other than shares of Company common stock held in the Company’s treasury or by the Company’s subsidiaries, if any) (the “Shares”) shall, by virtue of the Merger and without any action on the part of any of the parties, be converted into one share of Preferred Stock.

(b)           Upon effectiveness of the Merger, each share of the Company’s common stock held in the treasury of the Company immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of Newco, the Company or the holder thereof, be canceled, retired and cease to exist.

(c)           Upon effectiveness of the Merger, the issued shares of capital stock of the Surviving Corporation shall not be converted in any manner, but each said share which is issued as of the Effective Date of the Merger shall continue to represent one issued share of the Surviving Corporation.

2.8           Exchange of Certificates and Payment of Merger Consideration.  On the Effective Date, the Company shall cause its stockholders, subject to any dissenters’ rights, under applicable New York law, to deliver to Newco certificates representing all of the outstanding capital stock of the Company, and Helm shall deliver to such stockholders the certificates representing the Preferred Stock into which such shares are convertible in accordance with Section 2.7(a).

2.9           Closing Obligations.  The consummation of the transactions contemplated by this Agreement (the “Closing”) will take place at such time and place as the parties shall agree as soon as practicable following the conditions set forth in Sections 6, 7 and 8 having been satisfied or waived (the date on which the closing occurs is referred to as the “Closing Date”).

At the Closing, the Company will, and will cause each of its stockholders, subject to dissenters’ rights under applicable New York State law, as applicable, to deliver to Newco:

(i)            certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers) for transfer to Newco or marked cancelled;

(ii)           the stock transfer book, corporate seal, and minute book(s), if any, of the Company; and

(iii)          executed counterparts of the Merger Filings duly executed by the Company.

(iv)          Newco or Helm will deliver to each of the stockholders of the Company so surrendering certificates for the Shares the Preferred Stock in accordance with Section 2.7(a).

2.10         Tax Treatment of Merger.

(a)           Tax-Free Merger.  The parties intend for the Merger to qualify as a Merger pursuant to IRC Section 368 (a “Tax-Free Merger”).

(b)           Plan of Merger.  This Agreement shall constitute a Plan of Merger for each of Helm, the Company and Newco.

(c)           Merger Consideration.  The parties acknowledge that as of the Effective Date all of the Merger consideration is comprised of preferred stock of Helm.

3.             Representations and Warranties of the Company.

The Company represents and warrants to Helm and Newco as of the date of this Agreement as follows:

3.1           Organization and Good Standing.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under all Contracts to which it is a party. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Company’s business.

3.2           Authority; No Conflict.

(a)           This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, Merger, moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general principles of equity. The Company has all requisite right, power, authority, and capacity to execute and deliver this Agreement and all other agreements and documents executed in connection herewith to perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(b)           Neither the execution and delivery of this Agreement by the Company nor the consummation or performance by the Company of the Merger will, directly or indirectly (with or without notice or lapse of time):

(i)            contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the board of directors or the stockholders of the Company currently in effect;

(ii)           contravene, conflict with, or result in a violation of, or give any governmental body or other Person the right to challenge the Merger or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company, or any of the assets owned or used by the Company, may be subject;

(iii)          contravene, conflict with, or result in a violation of any Contract to which the Company is a party;

(iv)          contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any governmental body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any governmental authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

(v)           cause the Company to become subject to, or to become liable for the payment of, any Tax;

(vi)          constitute a violation of or failure to comply with any Legal Requirement applicable to the Company;

(vii)         contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract; or

(viii)        result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

(c)           The Company is not nor will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation the Merger.

3.3           Capitalization.  The authorized equity securities of the Company consist of 2,000,000 shares of common stock, par value $.01 per share.  There are 24,000 shares of the Company’s common stock issued and outstanding which constitute all of the Shares.  There are no preferred shares or other voting securities or securities directly or indirectly convertible into capital stock.  All outstanding shares of the Company’s common stock are duly authorized, validly issued, fully paid and non-assessable and free of preemptive right.  All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable.  There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. None of the outstanding common stock or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement.  All of the Company’s stockholders are “accredited investors” as such term is defined in the Securities Act.  The Company does not own, nor has any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business other than such equity interests or agreements relating thereto arising under the Glyco Contract.

3.4           Assets, Liabilities and Operation of Business.  The Company was incorporated in July, 2004.  Since its inception, the Company:  (i) has had no operations and has not engaged in any activity, except for (x) entering into the Glyco Contract, a true and correct copy of which has previously been delivered to Helm and to Newco, (y) obtaining a loan from Paul Frame, the Company’s Chief Executive Officer, in the amount of $100,000, which is still outstanding, and (z) agreeing to pay Paul Frame a commission of $100,000 in connection with his efforts with respect to entering into the Glyco Contract; (ii) has had no employees; and (iii) has not entered into any contracts or agreements of any nature, other than the Glyco Contract, the $100,000 loan extended by Paul Frame and the $100,000 commission to be paid to Paul Frame.  The Company has no assets or liabilities, other than those arising from the Glyco Contract, and said loan and commission arrangement.  The Company owns all right, title and interest in and to the Glyco Contract free and clear of all Encumbrances.  The Company is not in default under the Glyco Contract and the consummation of the Merger will not cause a default under such contract.  There are no pending, or to the knowledge of the Company, threatened proceedings involving the Company, the Merger or the Glyco Contract.

3.5           Books and Records.  The stock record books of the Company are complete and correct and have been made available to Helm. The books of account, and other records of the Company, all of which have been made available to Helm, are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Director, and committees of the Board of Directors of the Company, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

3.6           Certain Payments.  Neither the Company nor any director or officer of the Company nor, to the Knowledge of the Company and the Sellers, any agent or employee or any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services:  (i) to obtain favorable treatment in securing business; (ii) to pay for favorable treatment for business secured; (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company; or (iv) in violation of any Legal Requirement; nor (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

3.7           Disclosure.  No representation or warranty of the Company in this Agreement omits to state a material fact necessary to make the statements in such representation or warranty or such statement, in light of the circumstances in which they were made, not misleading.

3.8           Brokers or Finders.  Neither the Company nor its agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with this Agreement.

3.9           Subsidiaries.  The Company does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other domestic or foreign business association, organization or entity.

3.10         Certain Tax Related Representations.  Prior to the Effective Date, none of the Company’s stockholders disposed of any Shares, or received any distribution from the Company, in a manner that would cause the Merger to violate the continuity of shareholder interest requirements set forth in IRC Reg. §1.368-1(e).

4.             Representations and Warranties of Helm and Newco. Each of Helm and Newco, jointly and severally, represents and warrants to the Company as of the date of this Agreement as follows:

4.1           Organization and Good Standing.  Each of Helm and Newco is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under the Contracts to which it is a party.  Each of Helm and Newco is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to so qualify would not have a material adverse effect on its business.

4.2           Authority; No Conflict.

(a)           This Agreement constitutes the legal, valid, and binding obligation of each of Helm and Newco, enforceable against each of them in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, Merger, moratorium or other similar laws relating to the enforcement of creditors’ rights generally and by general principles of equity. Helm and Newco have the requisite right, power, authority and capacity to execute and deliver this Agreement and to perform their respective obligations under this Agreement.

(b)           Neither the execution and delivery of this Agreement by Helm or Newco nor the consummation or performance of the Merger by Helm or Newco, will, directly or indirectly (with or without notice or lapse of time):

(i)            contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of Helm or Newco, or (B) any resolution adopted by the board of directors or the stockholders of Helm or Newco currently in effect;

(ii)           contravene, conflict with, or result in a violation of, or give any governmental body or other Person the right to challenge the Merger or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which Helm or Newco, or any of the assets owned or used by Helm or Newco, may be subject;

(iii)          contravene, conflict with, or result in a violation of any Contract to which Helm or Newco is a party;

(iv)          contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any governmental body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any governmental authorization that is held by Helm or Newco or that otherwise relates to the business of, or any of the assets owned or used by, Helm or Newco;

(v)           cause Helm or Newco to become subject to, or to become liable for the payment of, any Tax;

(vi)          constitute a violation of or failure to comply with any Legal Requirement applicable to Helm or Newco;

(vii)         contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of or require the payment of any amount to any Peron, or to cancel, terminate, or modify, any Contract to which either Helm or Newco or any of their Subsidiaries is a party; or

(viii)        result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by Helm or Newco.

(c)           Helm and Newco are not and will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of the Merger.

(d)           The Preferred Stock and the Conversion Shares, when issued in accordance with the terms of this Agreement and the Certificate of Designation, will be duly authorized and validly issued and fully paid and non-assessable, free and clear of all liens, encumbrances and rights of first refusal of any kind, and not subject to any preemptive or similar rights.

4.3           Investment Intent.  Helm is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

5.             Covenants of the Company.  Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Date, the Company shall use commercially reasonable efforts to (i) conduct its business in the ordinary and usual course consistent with past practices and (ii) maintain and preserve intact its business organization and assets.  The Company agrees to use commercially reasonable efforts to fulfill all of the conditions to Helm’s and Newco’s obligations to effectuate the Merger set forth in Sections 6 and 7, below.

6.             Conditions to Each Party’s Obligations under this Agreement.  The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or where permissible under applicable law, waiver at or prior to the Effective Date of the following conditions:

(a)           This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the shareholders of the Company necessary to effectuate the Merger in accordance with the New York Business Corporation Law.

(b)           All necessary approvals and consents of governmental entities required to consummate the transactions contemplated hereby shall have been obtained without the imposition of any term or condition which would, in Helm’s reasonable judgment, impair, in any material respect, the value of the Merger to Helm.  All conditions required to be satisfied prior to the Effective Date by the terms of such approvals and consents shall have been satisfied.

(c)           No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any governmental entity seeking to restrain or prohibit the Merger; and no suit, action or other proceeding shall be pending before any court or government entity seeking to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more parties hereto in connection with this Agreement.

7.             Conditions to the Obligations of Helm and Newco Under this Agreement.  The obligations of Helm and Newco under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Date, of the following conditions:

(a)           Except for those representations and warranties which are made as of a particular date, the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except with respect to those representations and warranties which are qualified as to materiality, which shall be true in all respects) on the Closing Date as though made on and as of the Closing Date.  The representations and warranties of the Company contained in this Agreement which are made as of a particular date shall be true and correct in all material respects (except with respect to those representations and warranties which are qualified as to materiality, which shall be true in all respects) as of such date.  The Company shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date.

(b)           Each stockholder of the Company shall have executed and delivered to Helm, a letter in form and substance acceptable to Helm, agreeing that such persons will not sell, pledge, transfer or otherwise dispose of any of the Preferred Stock or the Conversion Shares received pursuant to this Agreement except (a) in compliance with Rule 144 promulgated under the Securities Act, (b) pursuant to an exemption from the registration requirements of the Securities Act, or (c) pursuant to an effective registration statement under the Securities Act.  In addition, each stockholder will provide any information reasonably requested by Helm to enable Helm to file a Form D under the Securities Act and each such investor shall certify that it is an “accredited investor” as such term is defined in Regulation D under the Securities Act.

(c)           The Company and its stockholders shall have delivered to Helm and Newco such other further documents and investments as Helm and Newco may reasonably request to effectuate this Agreement.

(d)           All of the stockholders of the Company shall have voted for or otherwise have consented to the consummation of the Merger pursuant to this Agreement in accordance with New York Business Corporation Law.

8.             Conditions to Obligations of the Company Under this Agreement.  The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Date of the following conditions:

(a)  Except for those representations and warranties which are made as of a particular date, the representations and warranties of Helm and Newco contained in this Agreement shall be true and correct in all material respects (except with respect to those representations and warranties which are qualified as to materiality, which shall be true in all respects) on the Closing Date as though made on and Newco of the Closing Date. The representations and warranties of Helm and Newco contained in this Agreement which are made as of a particular date shall be true and correct in all material respects (except with respect to those representations and warranties which are qualified as to materiality, which shall be true in all respects) as of such date.  Helm shall have performed in all material respects the agreements, covenants and obligations to be performed by it prior to the Closing Date.

9.             General Provisions.

9.1           Further Assurances.  The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

9.2           Waiver.  Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

9.3           Entire Agreement and Modification.  This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with performance under the amendment.

9.4           Assignments, Successors, and No Third-Party Rights.  This Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties, their personal representatives and executors. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

9.5           Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

9.6           Section Headings, Construction.  The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

9.7           Governing Law.  This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.

9.8           Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

9.9           Survival of Representations, Warranties and Agreements.  All representations, warranties, covenants and obligations in this Agreement will survive until the expiration of the applicable statute of limitations period.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

HELM CAPITAL GROUP, INC.	GBS LABS, INC.

By:	By:
Name:	Name:
Title:	Title:

HELM PHARMACEUTICALS, INC.

By:
Name:
Title: